Exhibit 99.1

August 20, 2025
For 6:00 a.m. ET Release

LOWE’S REPORTS SECOND QUARTER 2025 SALES AND EARNINGS RESULTS
— Diluted EPS of $4.27; Adjusted Diluted EPS1 of $4.33 —
— Comparable Sales increased 1.1% —
— Updates Full Year 2025 Outlook —

MOORESVILLE, N.C., Aug. 20, 2025 – Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $2.4 billion and diluted earnings per share (EPS) of $4.27 for the quarter ended Aug. 1, 2025, compared to diluted EPS of $4.17 in the second quarter of 2024. During the second quarter, the company recognized $43 million pre-tax expenses associated with the acquisition of Artisan Design Group (ADG). This negatively impacted second quarter diluted EPS by $0.06. Excluding these expenses, second quarter 2025 adjusted diluted EPS1 increased 5.6% to $4.33 compared to the prior-year adjusted diluted EPS1.

Total sales for the quarter were $24.0 billion, compared to $23.6 billion in the prior-year quarter and comparable sales for the quarter increased 1.1%.

“This quarter, the company delivered positive comp sales driven by solid performance in both Pro and DIY. Despite challenging weather early in the quarter, our teams drove both sales growth and improved profitability. I’d also like to thank our front-line associates for their outstanding service which led to another increase in customer satisfaction scores.” said Marvin R. Ellison, Lowe’s chairman, president and CEO. “In June, we closed on the acquisition of ADG, which strengthens our ability to capture a greater portion of Pro planned spend and expands our reach into the new home construction market.”

As of Aug. 1, 2025, Lowe’s operated 1,753 stores representing 195.5 million square feet of retail selling space.

Capital Allocation
The company continues to execute a disciplined capital allocation program to deliver long-term, sustainable shareholder value. During the quarter, the company invested $1.3 billion for the acquisition of ADG and paid $645 million in dividends.

1 Adjusted diluted earnings per share is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information, as well as reconciliations between the Company’s GAAP and non-GAAP financial results.

Lowe’s Business Outlook

The company’s expectations for its core business performance in fiscal 2025 remains unchanged. The company is updating its outlook for the operating results of full year 2025 to reflect the inclusion of ADG.

Adjusted operating income, adjusted operating margin, and adjusted diluted EPS are non-GAAP financial measures that exclude the transaction costs, purchase accounting adjustments and intangible asset amortization related to the acquisition of ADG. The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items (which may be significant) without unreasonable effort.

Full Year 2025 Outlook
•Total sales of $84.5 to $85.5 billion (previously $83.5 to $84.5 billion)
•Comparable sales expected to be flat to up +1% as compared to prior year
•Operating income as a percentage of sales (operating margin) of 12.1% to 12.2%
(previously 12.3% to 12.4%)
•Adjusted operating income as a percentage of sales (adjusted operating margin) of 12.2% to 12.3%
•Net interest expense of approximately $1.3 billion
•Effective income tax rate of approximately 24.5%
•Diluted earnings per share of approximately $12.10 to $12.35 (previously $12.15 to $12.40)
•Adjusted diluted earnings per share of approximately $12.20 to $12.45
•Capital expenditures of approximately $2.5 billion

A conference call to discuss second quarter 2025 operating results is scheduled for today, Wednesday, Aug. 20, at 9 a.m. ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at ir.lowes.com and clicking on Lowe’s Second Quarter 2025 Earnings Conference Call Webcast. Supplemental slides will be available prior to the start of the conference call. A replay of the call will be archived at ir.lowes.com.

Lowe’s Companies, Inc.

Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 100 home improvement company serving approximately 16 million customer transactions a week in the United States. With total fiscal year 2024 sales of more than $83 billion, Lowe’s operates over 1,700 home improvement stores and employs approximately 300,000 associates. Based in Mooresville, N.C., Lowe’s supports the communities it serves through programs focused on creating safe, affordable housing, improving community spaces, helping to develop the next generation of skilled trade experts and providing disaster relief to communities in need. For more information, visit Lowes.com.

Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “scenario”, “guidance”, and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives (including objectives related to environmental and social matters), business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services including customer acceptance of new offerings and initiatives, macroeconomic conditions and consumer spending, share repurchases, and Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties, and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as volatility and/or lack of liquidity from time to time in U.S. and world financial markets and the consequent reduced availability and/or higher cost of borrowing to Lowe’s and its customers, slower rates of growth in real disposable personal income that could affect the rate of growth in consumer spending, inflation and its impacts on discretionary spending and on our costs, shortages, and other disruptions in the labor supply, interest rate and currency fluctuations, home price appreciation or decreasing housing turnover, age of housing stock, the availability of consumer credit and of mortgage financing, trade policy changes or additional tariffs, outbreaks of pandemics, fluctuations in fuel and energy costs, inflation or deflation of commodity prices, natural disasters, geopolitical or armed conflicts, acts of both domestic and international terrorism, and other factors that can negatively affect our customers.

Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

LOW-IR

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Contacts:	Shareholder/Analyst Inquiries:	Media Inquiries:
	Kate Pearlman	Steve Salazar
	704-775-3856	steve.j.salazar@lowes.com
kate.pearlman@lowes.com

Lowe’s Companies, Inc.
Consolidated Statements of Current Earnings and Accumulated Deficit (Unaudited)
In Millions, Except Per Share and Percentage Data

	Three Months Ended				Six Months Ended
	August 1, 2025		August 2, 2024		August 1, 2025		August 2, 2024
Current Earnings	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net sales	$23,959	100.00	$23,586	100.00	$44,888	100.00	$44,950	100.00
Cost of sales	15,858	66.19	15,691	66.53	29,800	66.39	29,965	66.66
Gross margin	8,101	33.81	7,895	33.47	15,088	33.61	14,985	33.34
Expenses:
Selling, general and administrative	4,175	17.42	4,025	17.07	8,222	18.31	8,034	17.88
Depreciation and amortization	457	1.91	423	1.79	902	2.01	851	1.89
Operating income	3,469	14.48	3,447	14.61	5,964	13.29	6,100	13.57
Interest – net	313	1.31	317	1.34	650	1.45	669	1.49
Pre-tax earnings	3,156	13.17	3,130	13.27	5,314	11.84	5,431	12.08
Income tax provision	758	3.16	747	3.17	1,276	2.84	1,294	2.88
Net earnings	$2,398	10.01	$2,383	10.10	$4,038	9.00	$4,137	9.20

Weighted average common shares outstanding – basic	559		568		559		570
Basic earnings per common share (1)	$4.28		$4.18		$7.21		$7.24
Weighted average common shares outstanding – diluted	560		570		560		571
Diluted earnings per common share (1)	$4.27		$4.17		$7.19		$7.23
Cash dividends per share	1.15		$1.10		$3.40		$3.25

Accumulated Deficit
Balance at beginning of period	$(13,833)		$(15,188)		$(14,799)		$(15,637)
Net earnings	2,398		2,383		4,038		4,137
Cash dividends declared	(673)		(654)		(1,317)		(1,283)
Share repurchases	—		(883)		(30)		(1,559)
Balance at end of period	$(12,108)		$(14,342)		$(12,108)		$(14,342)

(1)    Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were 2,391 million for the three months ended August 1, 2025, and 2,377 million for the three months ended August 2, 2024. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were 4,027 million for the six months ended August 1, 2025, and 4,127 million for the six months ended August 2, 2024.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)
In Millions, Except Percentage Data

	Three Months Ended				Six Months Ended
	August 1, 2025		August 2, 2024		August 1, 2025		August 2, 2024
	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net earnings	$2,398	10.01	$2,383	10.10	$4,038	9.00	$4,137	9.20
Cash flow hedges – net of tax	(4)	(0.01)	(3)	(0.01)	(7)	(0.02)	(6)	(0.01)
Other	(1)	(0.01)	2	0.01	—	—	1	—
Other comprehensive loss	(5)	(0.02)	(1)	—	(7)	(0.02)	(5)	(0.01)
Comprehensive income	$2,393	9.99	$2,382	10.10	$4,031	8.98	$4,132	9.19

Lowe’s Companies, Inc.
Consolidated Balance Sheets (Unaudited)
In Millions, Except Par Value Data

	August 1, 2025	August 2, 2024
Assets
Current assets:
Cash and cash equivalents	$4,860	$4,360
Short-term investments	396	330
Merchandise inventory - net	16,342	16,841
Other current assets	1,041	806
Total current assets	22,639	22,337
Property, less accumulated depreciation	17,708	17,515
Operating lease right-of-use assets	3,887	3,819
Long-term investments	273	292
Deferred income taxes - net	140	184
Intangibles - net	976	284
Goodwill	691	311
Other assets	300	192
Total assets	$46,614	$44,934

Liabilities and shareholders' deficit
Current liabilities:
Current maturities of long-term debt	$4,175	$1,290
Current operating lease liabilities	536	552
Accounts payable	9,513	10,336
Accrued compensation and employee benefits	1,098	1,055
Deferred revenue	1,558	1,417
Other current liabilities	4,742	3,596
Total current liabilities	21,622	18,246
Long-term debt, excluding current maturities	30,548	34,659
Noncurrent operating lease liabilities	3,801	3,738
Deferred revenue - Lowe's protection plans	1,283	1,256
Other liabilities	760	798
Total liabilities	58,014	58,697

Shareholders' deficit:
Preferred stock, $5 par value: Authorized - 5.0 million shares; Issued and outstanding - none	—	—
Common stock, $0.50 par value: Authorized - 5.6 billion shares; Issued and outstanding - 561 million, 568 million, and 560 million shares, respectively	280	284
Capital in excess of par value	147	—
Accumulated deficit	(12,108)	(14,342)
Accumulated other comprehensive income	281	295
Total shareholders' deficit	(11,400)	(13,763)
Total liabilities and shareholders' deficit	$46,614	$44,934

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Six Months Ended
	August 1, 2025	August 2, 2024
Cash flows from operating activities:
Net earnings	$4,038	$4,137
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,022	967
Noncash lease expense	267	260
Deferred income taxes	70	66
Loss/(gain) on property and other assets – net	30	(4)
Gain on sale of business	—	(43)
Share-based payment expense	117	110
Changes in operating assets and liabilities:
Merchandise inventory – net	1,173	53
Other operating assets	(2)	129
Accounts payable	150	1,679
Other operating liabilities	745	61
Net cash provided by operating activities	7,610	7,415

Cash flows from investing activities:
Purchases of investments	(845)	(628)
Proceeds from sale/maturity of investments	827	571
Capital expenditures	(1,013)	(808)
Proceeds from sale of property and other long-term assets	7	22
Proceeds from sale of business	—	43
Acquisition of business - net	(1,314)	—
Other – net	(5)	—
Net cash used in investing activities	(2,343)	(800)

Cash flows from financing activities:
Repayment of debt	(796)	(47)
Proceeds from issuance of common stock under share-based payment plans	70	84
Cash dividend payments	(1,290)	(1,262)
Repurchases of common stock	(113)	(1,930)
Other – net	(39)	(21)
Net cash used in financing activities	(2,168)	(3,176)

Net increase in cash and cash equivalents	3,099	3,439
Cash and cash equivalents, beginning of period	1,761	921
Cash and cash equivalents, end of period	$4,860	$4,360

Lowe’s Companies, Inc.
Non-GAAP Financial Measure Reconciliation (Unaudited)

To provide additional transparency, the Company has presented the non-GAAP financial measure of adjusted diluted earnings per share for the three months ended August 1, 2025 and August 2, 2024. This measure excludes the impact of certain items, further described below, not contemplated in Lowe’s Business Outlook to assist analysts and investors in understanding operational performance for the second quarter of fiscal 2025.

Fiscal 2025 Impacts
During fiscal 2025, the Company recognized financial impacts from the following:

•In the second quarter of fiscal 2025, the Company recognized pre-tax expenses of $43 million consisting of transaction costs and purchase accounting adjustments related to the acquisition of Artisan Design Group (Artisan Design Group acquisition).

Fiscal 2024 Impacts:
During fiscal 2024, the Company recognized financial impacts from the following:

•In the second quarter of fiscal 2024, the Company recognized pre-tax income of $43 million consisting of a realized gain on the contingent consideration associated with the fiscal 2022 sale of the Canadian retail business (Canadian retail business transaction).

Adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the Company’s diluted earnings per share as prepared in accordance with GAAP. The Company’s methods of determining non-GAAP financial measures may differ from the method used by other companies and may not be comparable.

A reconciliation between the Company’s GAAP and non-GAAP financial results is shown below and available on the Company’s website at ir.lowes.com.

	Three Months Ended
	August 1, 2025			August 2, 2024
Adjusted Diluted Earnings Per Share	Pre-Tax Earnings	Tax [1]	Net Earnings	Pre-Tax Earnings	Tax [1]	Net Earnings
Diluted Earnings Per Share, As Reported			$4.27			$4.17
Artisan Design Group acquisition	0.08	(0.02)	0.06	—	—	—
Canadian retail business transaction	—	—	—	(0.07)	—	(0.07)
Adjusted Diluted Earnings Per Share			$4.33			$4.10

1 Represents the corresponding tax benefit or expense specifically related to the item excluded from adjusted diluted earnings per share.